Exhibit 99.1

12th Annual Needham & Company Growth Conference

Safe Harbor Statement This presentation may contain forward-looking statements that are based on our current expectations, estimates and projections about our industry as well as management's beliefs and assumptions. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include projections about our future earnings and margins and speak only as of the date hereof. Such statements are based upon the information available to us now and are subject to change. We will not necessarily inform you of such changes. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. The important factors which could cause actual results to differ materially from those in the forward-looking statements include, among others, a downturn or leveling off of demand for our products due to the availability and pricing of competing products and technologies, quality issues and parts supplied by third parties, general market and political conditions, a domestic economic recession or slow down, the volume and pricing of product sales, our ability to control costs, intellectual property disputes, the effects of natural disasters and other events beyond our control and other factors including those detailed in BIOLASE's filings with the Securities and Exchange Commission including its prior filings on Form 10-K and Form 10-Q.

Topics Product Overview Benefits - Better Dentistry Strategic and Market Size New Approach Tactical Marketing 1/13/2010 3

1/13/2010 4

ezlase(tm): The Only Total Diode Dental Laser Solution 1/13/2010 5 ezlase Whitening and Pain Therapy Handpiece

Diolase 10 for Chiropractic and Sports Medicine Introduced to marketplace of approx. 60,000 chiropractors Dec. 2009 Provides highly effective, non- pharmaceutical pain relief and therapy High Intensity Laser Therapy (HILT) Based on proven ezlase(tm) platform New customized handpiece in development for Q1 2010 1/13/2010 6

Deep Pocket Therapy with New Attachment(tm) using the Waterlase MD(tm) and Radial Firing Perio Tip(tm) Minimally invasive alternative therapy for moderate to advanced gum disease Promotes cementum-mediated periodontal ligament new- attachment to the root surface Minimally invasive FDA cleared Effective for removal of subgingival inflamed tissue and calculus that can lead to re-infection 1/13/2010 7

Endodontics: Waterlase MD is the only laser FDA-cleared for Access, Cleaning and Enlargement, and Disinfection 1/13/2010 8 Cleaning & Enlargement Access Disinfection

1/13/2010 9 Introducing Waterlase MD Turbo(tm)! Comparable speed to high speed drill A top reason for historic delay in purchase

Zone of Necrosis: The depth of tissue damaged around cut Waterlase: 5-10 Cell layers Diode laser: 15-25 Cell layers Scalpel: 100-300 Cell layers Electrosurgical Unit: 1000 - 1500 cell layers

Laser Surgery Changes the Healing Process Barrier Clot Inflammation Tissue Regeneration Tissue Remodeling Tissue Regeneration Tissue Remodeling Normal Healing Cascade Laser Wound Healing Cascade Injury Healing Complete Healing Complete

A bur vs laser cut on your enamel (hardest surface of the tooth) Visible microfractures Drill Waterlase SEM's courtesy of Loma Linda University School of Dentistry, Loma Linda, California, USA Bur cut Laser cut Note smooth smear layer of cut enamel and microfractures leads to bonding with smeared particles Laser cut gives increase in bond strength with bonding to the core tooth structure Scanning Electron Microscope Photographs at x5000

Strategic Discussion Waterlase Domestic - Core Market Potential Current and Potential Short-Term Penetration Long-Term Core Market Goal Strategic Priorities Today Adoption Curves and Timing New Programs - Tactical Examples 1/13/2010 13

Waterlase Domestic Penetration If Every Dentist in America had a Waterlase $12 Billion Market - Our Largest Opportunity 1/13/2010 14 $0.3 Billion $1.6 Billion $4.1 Billion $4.1 Billion $1.9 Billion $12 Billion

Waterlase Domestic Penetration 3% of Domestic Dentists Have Waterlase Today Roughly $0.3 Billion Domestic Sales Primarily Over 6 Years 1/13/2010 15 $0.3 Billion $1.6 Billion $4.1 Billion $4.1 Billion $1.9 Billion 3% US Penetration Today

Waterlase Domestic Penetration Penetration Varies With Over 10% in Some Markets Potential $1.9 Billion - In 5 Years, $300MM Yr Avg. 1/13/2010 16 $0.3 Billion $1.6 Billion $4.1 Billion $4.1 Billion $1.9 Billion Penetration in various markets

Waterlase Domestic Penetration Long-Term Goal of Stretching Beyond Innovators and Early Adopters 1/13/2010 17 $0.3 Billion $1.6 Billion $4.1 Billion $4.1 Billion $1.9 Billion Penetration in various markets

Strategic Priorities Today Accelerate expansion of core product into the domestic market: New products and product enhancements Applications and procedures Sales and marketing Supplemental: Diversification through business opportunities that require minimal resources /investment (existing IP and turnkey distributors) Pain management -- First Shipment November 16! International P&G Current Toothbrush Additional: Form key partnerships to leverage other opportunities that require more significant investment P&G for Additional Toothbrushes and Other Ophthalmology and other surgery Other Partnerships and Products in Dentistry to Leverage Brand 1/13/2010 18

Third Quarter & Nine-Month Revenue by Product Sales by Product Line (in $Millions) Percent of Sales Q3 YTD Q3 YTD 9/30/09 9/30/09 9/30/09 9/30/09 Waterlase Family 7.0 18.0 58% 63 % Diolase Family 1.8 6.0 15% 19 % Total Lasers 8.8 24.0 73% 82 % Consumables, Service, Other 3.0 7.8 25% 13 % License and Royalties 0.3 1.2 2% 5 % Total 12.1 33.0 100% 100%

Third Quarter & Nine-Month Operating Highlights Q3 YTD 9/30/09 9/30/09 Net Revenue $12.1 $33.0 Gross Profit $5.8 $15.7 % revenue 48% 48% Operating Expenses $4.9 $17.3 % revenue 40% 52% Operating Profit (Loss) $0.9 ($1.6) % revenue 7% (5%) Net Income (Loss) $0.9 ($1.5) Earnings per share $0.04 $(0.06) ($ in millions, except per share data)

Q3 Balance Sheet Highlights 9/30/09 6/30/09 Cash and Equivalents $3.9 $3.5 Net Working Capital $5.8 $4.0 Total Assets $23.3 $22.4 Stockholders' Equity $9.1 $7.7 ($ in millions)

Stock Market Data Stock Market Data

Summary 1/13/2010 23 Better Dentistry Speed Breakthrough Expansive Opportunity Medical Trends Pointing the Way Diversification Started at Biolase New Approach to Core Market Quantifiable Turn Signal - 5X Lead Generation Early Q4

Thank You.